Exhibit 99.1
XERIS BIOPHARMA UPDATES ITS OUTLOOK FOR 2023

Company expects to be cashflow positive for the fourth quarter, report total revenue at the high end of its previous guidance of $160M-$165M, and end 2023 with over $72M in cash, cash equivalents, and short-term investments, exceeding its previous guidance of $65M-$70M

Company to report Q4 and FY 2023 financial results on or about March 6, 2024

CHICAGO, IL; January 4, 2024 – Xeris Biopharma Holdings, Inc. (Nasdaq: XERS), a growth-oriented biopharmaceutical company committed to improving patients’ lives by developing and commercializing innovative products across a range of therapies, today announced that, in connection with investor meetings the Company is planning to conduct next week in San Francisco, it has updated its outlook for full year 2023. The Company expects to be cashflow positive in the fourth quarter, report total revenue at the top of its previous guidance of $160 million to $165 million and end 2023 with more than $72 million of cash, cash equivalents, and short-term investments, which is above the previously announced guidance of $65 million to $70 million.

“With strong performance across our three commercial products, driving value from our various partnerships, coupled with disciplined expense management, we expect to generate positive cash flow in the fourth quarter, ending 2023 with over $72 million in cash. Our very healthy balance sheet demonstrates our ability to be a self-sustaining enterprise,” said Paul R. Edick, Xeris’ Chairman and CEO. “Looking ahead, we anticipate 2024 total revenue to grow from 2023 levels, operating expenses to remain relatively flat, burn rate continues to decline from 2023 and, we will end 2024 with enough cash to fund our company, meet our obligations, and continue to invest in the growth of the enterprise. We will provide more specific full-year 2024 financial guidance in March when we report fourth quarter and full-year 2023 results.”

About Xeris
Xeris (Nasdaq: XERS) is a growth-oriented biopharmaceutical company committed to improving patients’ lives by developing and commercializing innovative products across a range of therapies. Xeris has three commercially available products; Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia, Keveyis®, a proven therapy for primary periodic paralysis, and Recorlev® for the treatment of endogenous Cushing’s syndrome. Xeris also has a pipeline of development programs to extend the current marketed products into important new indications and uses and bring new products forward using its proprietary formulation technology platforms, XeriSol™ and XeriJect®, supporting long-term product development and commercial success.

Xeris Biopharma Holdings is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on X, LinkedIn, or Instagram.

Forward-Looking Statements
Any statements in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements about future expectations, plans and prospects for Xeris Biopharma Holdings, Inc. including statements regarding the financial outlook for 2023, including projections regarding year-end 2023 cash estimates and net product revenue, the financial outlook for 2024, including projections regarding revenue growth, operating expenses and year-end 2024 cash estimates, the timing of reporting fourth quarter and 2023 fiscal year financial results and full-year 2024 financial guidance, the ability to be a self-sustaining enterprise, the market and therapeutic potential of its products and product candidates, the potential utility of its formulation platforms, cash management and other statements containing the words “will,” “would,” “continue,” “expect,” “should,” “anticipate” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, geopolitical factors and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The various factors that could cause Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements, include, but are not limited to, its financial position and need for financing, including to fund its product development programs or commercialization efforts, whether its products will achieve and maintain market acceptance in a competitive business environment, its reliance on third-party suppliers, including single-source suppliers, its reliance on third parties to conduct clinical trials, the ability of its product candidates to compete successfully with existing and new drugs, and its and collaborators’ ability to protect its intellectual property and proprietary technology. No assurance can be given that such expectations will be realized and persons reading this communication are, therefore, cautioned not to place undue reliance on these forward-looking statements. Additional risks and information about potential impacts of financial, operational, economic, competitive, regulatory, governmental, technological, and other factors that may affect Xeris can be found in Xeris’ filings, including its most recently filed Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Forward-looking statements in this communication are based on information available to us, as of the date of this communication and, while we believe our assumptions are reasonable, actual results may differ materially. Subject to any obligations under applicable law, we do not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

Investor Contact
Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com